Artisan Partners Asset Management Inc. Reports 2Q19 Results
Milwaukee, WI - July 30, 2019 - Artisan Partners Asset Management Inc. (NYSE: APAM) (the “Company” or “Artisan Partners”) today reported its results for the three and six months ended June 30, 2019, and declared a quarterly dividend.
Chairman and CEO Eric Colson said, “Artisan Partners provides a unique platform for passionate investment leaders to realize their visions of what an investment franchise should be. Today, we have nine established and autonomous investment teams delivering for clients.
“Thirteen of our teams’ 15 strategies with public track records have outperformed their broad-based benchmarks since inception, after fees. Eleven strategies have out-performed by more than 200 basis points per year after fees. And 11 of the strategies’ corresponding mutual funds are ranked in the top 10% of their Lipper peer categories since inception.
“Critical to our success for clients has been our ability to provide flexibility for different types of investment talent, philosophies and processes, operating structures, resource and technology needs and growth and succession. Our firm provides stability, space and time for evolution and change. Several recent examples highlight how our model adapts to changing needs and optimizes for talent.
“Last year, Rezo Kanovich joined Artisan Partners to manage what is now the Non-U.S. Small-Mid Growth strategy. While Rezo and his analysts operate within our Global Equity franchise, they have control of their philosophy, process, research and portfolio decision-making. They joined the Global Equity franchise to expand an internal network of talented investors sharing investment ideas. Rezo and his team own their strategy and at the same time get to learn from and collaborate with a broader group of like-minded peers, without the responsibility of managing a larger entity. Year-to-date, the Non-U.S. Small-Mid Growth strategy has out-performed its benchmark by 1,083 basis points, net of fees, and the strategy has raised over $850 million in net flows.
“Also last year, we evolved our Global Value team into two separate teams, the International Value and Global Value teams. The division was a response to the build-up of high-quality talent within the team. To increase the space for that talent to grow and thrive, as well as to increase investment flexibility, we disrupted ourselves. We knew that consultants and clients would not be able to easily compare the reorganization to other industry examples. That’s because our structure is uniquely focused on managing talent over the long term. Both of the resulting teams are functioning well today, both remain incredibly motivated to perform for clients, and both are excited about future opportunities for growth.
“A third example of talent evolution within our model is Jason White on the Growth team. Jason joined the team out of the United States Navy in 2000. He was promoted to Associate Portfolio Manager in 2011 and Portfolio Manager in 2016. In September 2017, we launched the Global Discovery strategy with Jason as the Lead Portfolio Manager. Since inception, the Artisan Global Discovery Fund is ranked in the top 5% of funds in its Lipper peer category (#6 out of 130), and thus far in 2019 the strategy has raised over $500 million in new AUM.
“Looking forward, our focus on the evolving needs of talented investors will continue to be an institutional imperative and competitive edge. Collaboration models are changing all around us, most notably in the gig and sharing economies. In the investment industry, technology is commoditizing processes, and data is expanding exponentially. Third-party research models are also changing.
“These developments place a premium on the value we can add for investment talent through curating and validating vendors, data, and talent; reducing transaction costs and distraction; providing stability, guidance, and time; and by creating alignment and accountability between an increasingly short-term and transactional marketplace, on the one hand, and clients trying to solve for long-term financial outcomes, on the other.
“Our talent-driven model works and remains in demand. During the first half of 2019, our seven newest strategies had $2.7 billion of net client cash inflows. While our other strategies experienced net outflows of $4.3 billion, across the firm we generated strong absolute and relative returns for clients translating into firm-wide market appreciation of $19.2 billion year to date. Approximately $4.4 billion, or 23%, of that appreciation represents returns that our strategies generated in excess of their broad-based benchmark indexes.”

The table below presents AUM and a comparison of certain GAAP and non-GAAP (“adjusted”) financial measures.

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018
	(unaudited, in millions except per share amounts or as otherwise noted)
Assets Under Management (amounts in billions)
Ending	$113.8	$107.8	$114.2	$113.8	$114.2
Average	110.2	104.9	115.8	107.6	117.0

Consolidated Financial Results (GAAP)
Revenues	$200.7	$187.0	$212.3	$387.7	$424.3
Operating income	70.9	57.7	78.9	128.6	158.9
Operating margin	35.3%	30.9%	37.2%	33.2%	37.4%
Net income attributable to Artisan Partners Asset Management Inc.	$39.2	$31.5	$42.0	$70.7	$83.3
Basic and diluted earnings per share	0.66	0.47	0.72	1.15	1.48

Adjusted[1] Financial Results
Adjusted EBITDA[2]	$72.8	$60.2	$80.6	$133.0	$162.2
Adjusted net income	52.4	42.3	58.6	94.7	117.9
Adjusted net income per adjusted share	0.67	0.55	0.76	1.22	1.53

______________________________________
1 Adjusted measures are non-GAAP measures and are explained and reconciled to the comparable GAAP measures in Exhibit 2.
2 Adjusted EBITDA represents adjusted net income before interest expense, income taxes, depreciation and amortization expense.

June 2019 Quarter Compared to March 2019 Quarter
AUM increased to $113.8 billion at June 30, 2019, an increase of $6.0 billion, or 6%, compared to $107.8 billion at March 31, 2019, as a result of $6.5 billion in market appreciation partially offset by $0.5 billion of net client cash outflows. During the quarter, average AUM increased 5% to $110.2 billion.
Revenues of $200.7 million in the June 2019 quarter increased 7% to $13.7 million from $187.0 million in the March 2019 quarter, primarily due to higher average AUM, one additional calendar day, and $4.3 million of performance fees recognized in the June 2019 quarter.
Operating expenses of $129.8 million in the June 2019 quarter increased $0.5 million, or 0.4%, from $129.3 million in the March 2019 quarter as a result of higher incentive compensation expense related to increased revenues, partially offset by a decrease in seasonal and occupancy costs.
Operating margin increased to 35.3% in the June 2019 quarter from 30.9% in the March 2019 quarter.
GAAP net income was $39.2 million, $0.66 per basic and diluted share in the June 2019 quarter, compared to net income of $31.5 million, $0.47 per basic and diluted share in the March 2019 quarter. Adjusted net income was $52.4 million, $0.67 per adjusted share in the June 2019 quarter, an increase of 24% compared to adjusted net income of $42.3 million, $0.55 per adjusted share in the March 2019 quarter.

June 2019 Quarter Compared to June 2018 Quarter
AUM at June 30, 2019, was $113.8 billion, down slightly from $114.2 billion at June 30, 2018. The change in AUM over the one-year period was due to $8.1 billion of net client cash outflows partially offset by $7.7 billion of market appreciation. Average AUM for the June 2019 quarter was $110.2 billion, 5% lower than average AUM for the June 2018 quarter.
Revenues of $200.7 million in the June 2019 quarter decreased $11.6 million, or 5%, from $212.3 million in the June 2018 quarter primarily due to lower average AUM.
Operating expenses of $129.8 million in the June 2019 quarter decreased $3.6 million, or 3%, from $133.4 million in the June 2018 quarter primarily as a result of lower compensation and third-party distribution expense due to decreased revenues as well as lower equity-based compensation expense. These decreases were partially offset by increases in technology costs and occupancy expense related to investment team relocations.
Operating margin was 35.3% for the June 2019 quarter compared to 37.2% for the June 2018 quarter.
GAAP net income was $39.2 million, $0.66 per basic and diluted share in the June 2019 quarter, compared to net income of $42.0 million, $0.72 per basic and diluted share in the June 2018 quarter. Adjusted net income was $52.4 million, $0.67 per adjusted share in the June 2019 quarter, a decrease of 11% compared to adjusted net income of $58.6 million, $0.76 per adjusted share in the June 2018 quarter.

Six Months Ended June 2019 Compared to Six Months Ended June 2018
AUM increased to $113.8 billion at June 30, 2019, an increase of 18% compared to $96.2 billion at December 31, 2018, as a result of $19.2 billion in market appreciation partially offset by $1.6 billion of net client cash outflows. Average AUM for the June 2019 six month period was $107.6 billion, 8% lower than average AUM of $117.0 billion for the June 2018 six month period.
Revenues of $387.7 million for the six months ended June 2019 decreased 9%, from $424.3 million for the six months ended June 2018 primarily due to lower average AUM.
Operating expenses of $259.1 million for the six months ended June 2019 decreased 2%, from $265.4 million for the six months ended June 2018 primarily as a result of lower incentive compensation and third-party distribution expense and lower equity-based compensation expense. These decreases were partially offset by increases in occupancy expense related to investment team relocations, increases in technology costs and higher compensation expense related to merit increases and additional employees.
Operating margin was 33.2% for the six months ended June 2019 compared to 37.4% for the six months ended June 2018.
GAAP net income was $70.7 million, $1.15 per basic and diluted share for the six months ended June 2019, compared to net income of $83.3 million, $1.48 per basic and diluted share for the six months ended June 2018. Adjusted net income was $94.7 million, $1.22 per adjusted share for the six months ended June 2019, a decrease of 20% compared to adjusted net income of $117.9 million, $1.53 per adjusted share for the six months ended June 2018.

Capital Management & Balance Sheet
Cash and cash equivalents were $152.6 million at June 30, 2019, compared to $160.5 million at December 31, 2018. The Company paid a variable quarterly dividend of $0.55 per share of Class A common stock during the June 2019 quarter. The Company had total borrowings of $200.0 million at June 30, 2019, and December 31, 2018.
During the June 2019 quarter, limited partners of Artisan Partners Holdings exchanged 521,724 common units for 521,724 Class A common shares. The exchanges increased the Company’s public float of Class A common stock by 521,724 shares, or 0.9%.
Total stockholders’ equity was $107.2 million at June 30, 2019, compared to $140.5 million at December 31, 2018. The Company had 56.1 million Class A common shares outstanding at June 30, 2019. The Company’s debt leverage ratio, calculated in accordance with its loan agreements, was 0.6X at June 30, 2019.
On June 6, 2019, Artisan Partners Holdings LP agreed to issue $50 million of Series E Senior Notes in a private placement transaction on August 16, 2019, subject to the satisfaction of certain customary closing conditions. The proceeds will be used to pay off the $50 million of Series B Senior Notes maturing on August 16, 2019.

Dividend
The Company’s board of directors declared a variable quarterly dividend of $0.60 per share of Class A common stock with respect to the June 2019 quarter. The dividend will be paid on August 30, 2019, to shareholders of record as of the close of business on August 16, 2019. Based on our projections and subject to change, we expect some portion of the 2019 dividend payments to constitute a return of capital for tax purposes.
The variable quarterly dividend of $0.60 per share represents approximately 80% of the cash generated in the June 2019 quarter. Subject to board approval each quarter, we currently expect to pay a quarterly dividend of approximately 80% of the cash the Company generates each quarter. After the end of the year, our board expects to consider paying a special dividend that will take into consideration total annual cash generation, business conditions, and the amount of cash we want to retain at that time.

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Conference Call
The Company will host a conference call on July 31st, at 11:00 a.m. (Eastern Time) to discuss these results. Hosting the call will be Eric Colson, Chairman and Chief Executive Officer, and C.J. Daley, Chief Financial Officer. Supplemental materials that will be reviewed during the call are available on the Company’s website at www.apam.com. The call will be webcast and can be accessed via the Company’s website. Listeners may also access the call by dialing 877.328.5507 or 412.317.5423 for international callers; the conference ID is 10133403. A replay of the call will be available until August 7, 2019 at 9:00 a.m. (Eastern Time), by dialing 877.344.7529 or 412.317.0088 for international callers; the replay conference ID is 10133403. An audio replay will also be available on the Company’s website.

Forward-Looking Statements and Other Disclosures
Certain statements in this release, and other written or oral statements made by or on behalf of the Company, are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and our future performance, as well as management’s current expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are only predictions based on current expectations and projections about future events. These forward-looking statements are subject to a number of risks and uncertainties, and there are important factors that could cause actual results, level of activity, performance, actions or achievements to differ materially from the results, level of activity, performance, actions or achievements expressed or implied by the forward-looking statements. These factors include: the loss of key investment professionals or senior management, adverse market or economic conditions, poor performance of our investment strategies, change in the legislative and regulatory environment in which we operate, operational or technical errors or other damage to our reputation and other factors disclosed in the Company’s filings with the Securities and Exchange Commission, including those factors listed under the caption entitled “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on February 20, 2019. The Company undertakes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.
Results for any investment strategy described herein, and for different investment products within a strategy, are affected by numerous factors, including different material market or economic conditions; different investment management fee rates, brokerage commissions and other expenses; and the reinvestment of dividends or other earnings. The returns for any strategy may be positive or negative, and past performance does not guarantee future results.
Unless otherwise noted, composite returns have been presented gross of investment advisory fees applied to client accounts, but include applicable trade commissions and transaction costs. Management fees, when reflected, would reduce the results presented for an investor in an account managed within a Composite. Net-of-fees composite returns presented in these materials were calculated using the highest model investment advisory fees applicable to portfolios within the Composite. Fees may be higher for certain pooled vehicles, and the Composite may include accounts with performance-based fees. Index returns do not reflect the payment of fees and expenses. Composite data shown for the Artisan High Income strategy is represented by a single account.
The since inception Lipper ranking is derived from the ranking of each fund’s total return for the period since its inception within its category by Lipper, Inc. The ratings which form the basis for the information reflected in this release, and the fund categories in which they are rated, relating to each Fund’s Investor Share Class are: Artisan Developing World Fund-Emerging Markets; Artisan Sustainable Emerging Markets Fund-Emerging Markets; Artisan Global Equity Fund-Global Multi-Cap Growth; Artisan Global Discovery Fund-Global Small-/Mid-Cap; Artisan Global Opportunities Fund- Global Multi-Cap Growth; Artisan Global Value Fund-Global Multi-Cap Value; Artisan High Income Fund-High Yield; Artisan International Fund-International Large-Cap Growth; Artisan International Small-Mid Fund-International Small/Mid-Cap Growth; Artisan International Value Fund- International Multi-Cap Core; Artisan Mid Cap Fund-Multi-Cap Growth; Artisan Mid Cap Value Fund-Mid-Cap Core; Artisan Small Cap Fund-Small-Cap Growth; Artisan Value Fund-Multi-Cap Value; Artisan Thematic Fund-Global Multi-Cap Growth.
None of the information in these materials constitutes either an offer or a solicitation to buy or sell any fund securities, nor is any such information a recommendation for any fund security or investment service.
Any discrepancies included in this release between totals and the sums of the amounts listed are due to rounding.

About Artisan Partners
Artisan Partners is a global investment management firm that provides a broad range of high value-added investment strategies to sophisticated clients around the world. Since 1994, the firm has been committed to attracting experienced, disciplined investment professionals to manage client assets. Artisan Partners’ autonomous investment teams oversee a diverse range of investment strategies across multiple asset classes. Strategies are offered through various investment vehicles to accommodate a broad range of client mandates.

Source: Artisan Partners Asset Management Inc.

Investor Relations Inquiries
Makela Taphorn
866.632.1770
414.908.2176
ir@artisanpartners.com

Exhibit 1
Artisan Partners Asset Management Inc.
Consolidated Statements of Operations
(unaudited; in millions, except per share amounts or as noted)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018
Revenues
Management fees
Artisan Funds & Artisan Global Funds	$120.1	$114.3	$134.0	$234.4	$267.8
Separate accounts	76.3	72.6	76.0	148.9	154.2
Performance fees	4.3	0.1	2.3	4.4	2.3
Total revenues	200.7	187.0	212.3	387.7	424.3

Operating expenses
Compensation and benefits	101.5	99.3	106.8	200.8	212.0
Distribution, servicing and marketing	5.8	5.4	6.8	11.2	13.8
Occupancy	5.3	7.6	4.3	12.9	8.2
Communication and technology	10.3	9.4	8.9	19.7	17.6
General and administrative	6.9	7.6	6.6	14.5	13.8
Total operating expenses	129.8	129.3	133.4	259.1	265.4
Operating income	70.9	57.7	78.9	128.6	158.9
Interest expense	(2.8)	(2.8)	(2.8)	(5.6)	(5.6)
Net investment gain (loss) of consolidated investment products	2.1	2.3	2.9	4.4	9.2
Other net investment gain (loss)	1.3	2.0	0.7	3.3	1.1
Total non-operating income (expense)	0.6	1.5	0.8	2.1	4.7
Income before income taxes	71.5	59.2	79.7	130.7	163.6
Provision for income taxes	11.5	9.4	12.1	20.9	24.3
Net income before noncontrolling interests	60.0	49.8	67.6	109.8	139.3
Less: Net income attributable to noncontrolling interests - Artisan Partners Holdings LP	19.8	17.3	23.2	37.1	49.3
Less: Net income attributable to noncontrolling interests - consolidated investment products	1.0	1.0	2.4	2.0	6.7
Net income attributable to Artisan Partners Asset Management Inc.	$39.2	$31.5	$42.0	$70.7	$83.3

Basic and diluted earnings per share - Class A common shares	$0.66	$0.47	$0.72	$1.15	$1.48

Average shares outstanding
Class A common shares	51.2	50.1	49.0	50.7	48.2
Unvested restricted share-based awards	5.2	4.9	5.2	5.0	4.9
Total average shares outstanding	56.4	55.0	54.2	55.7	53.1

Exhibit 2
Artisan Partners Asset Management Inc.
Reconciliation of GAAP to Non-GAAP (“Adjusted”) Measures
(unaudited; in millions, except per share amounts or as noted)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018
Net income attributable to Artisan Partners Asset Management Inc. (GAAP)	$39.2	$31.5	$42.0	$70.7	$83.3
Add back: Net income attributable to noncontrolling interests - Artisan Partners Holdings LP	19.8	17.3	23.2	37.1	49.3
Add back: Provision for income taxes	11.5	9.4	12.1	20.9	24.3
Add back: Net investment (gain) loss of investment products attributable to APAM	(2.0)	(2.9)	(0.8)	(4.9)	(2.8)
Less: Adjusted provision for income taxes	16.1	13.0	17.9	29.1	36.2
Adjusted net income (Non-GAAP)	$52.4	$42.3	$58.6	$94.7	$117.9

Average shares outstanding
Class A common shares	51.2	50.1	49.0	50.7	48.2

Assumed vesting or exchange of:
Unvested restricted share-based awards	5.2	4.9	5.2	5.0	4.9
Artisan Partners Holdings LP units outstanding (non-controlling interest)	21.7	22.6	23.0	22.2	23.8
Adjusted shares	78.1	77.6	77.2	77.9	76.9

Basic and diluted earnings per share (GAAP)	$0.66	$0.47	$0.72	$1.15	$1.48
Adjusted net income per adjusted share (Non-GAAP)	$0.67	$0.55	$0.76	$1.22	$1.53

Net income attributable to Artisan Partners Asset Management Inc. (GAAP)	$39.2	$31.5	$42.0	$70.7	$83.3
Add back: Net income attributable to noncontrolling interests - Artisan Partners Holdings LP	19.8	17.3	23.2	37.1	49.3
Add back: Net investment (gain) loss of investment products attributable to APAM	(2.0)	(2.9)	(0.8)	(4.9)	(2.8)
Add back: Interest expense	2.8	2.8	2.8	5.6	5.6
Add back: Provision for income taxes	11.5	9.4	12.1	20.9	24.3
Add back: Depreciation and amortization	1.5	2.1	1.3	3.6	2.5
Adjusted EBITDA (Non-GAAP)	$72.8	$60.2	$80.6	$133.0	$162.2

Supplemental Non-GAAP Financial Information
The Company’s management uses non-GAAP measures (referred to as “adjusted” measures) of net income to evaluate the profitability and efficiency of the underlying operations of the business and as a factor when considering net income available for distributions and dividends. These adjusted measures remove the impact of (1) net gain (loss) on the tax receivable agreements (if any) and (2) net investment gain (loss) of investment products. These adjustments also remove the non-operational complexities of the Company’s structure by adding back non-controlling interests and assuming all income of Artisan Partners Holdings is allocated to APAM. Management believes these non-GAAP measures provide more meaningful information to analyze the Company’s profitability and efficiency between periods and over time. The Company has included these non-GAAP measures to provide investors with the same financial metrics used by management to manage the Company.
Non-GAAP measures should be considered in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP. The Company’s non-GAAP measures may differ from similar measures used by other companies, even if similar terms are used to identify such measures. The Company’s non-GAAP measures are as follows:

•
Adjusted net income represents net income excluding the impact of (1) net gain (loss) on the tax receivable agreements (if any) and (2) net investment gain (loss) of investment products. Adjusted net income also reflects income taxes assuming the vesting of all unvested Class A share-based awards and as if all outstanding limited partnership units of Artisan Partners Holdings had been exchanged for Class A common stock of APAM on a one-for-one basis. Assuming full vesting and exchange, all income of Artisan Partners Holdings is treated as if it were allocated to APAM, and the adjusted provision for income taxes represents an estimate of income tax expense at an effective rate reflecting assumed federal, state, and local income taxes. The estimated adjusted effective tax rate was 23.5% for the periods presented.

•
Adjusted net income per adjusted share is calculated by dividing adjusted net income by adjusted shares. The number of adjusted shares is derived by assuming the vesting of all unvested Class A share-based awards and the exchange of all outstanding limited partnership units of Artisan Partners Holdings for Class A common stock of APAM on a one-for-one basis.

•	Adjusted EBITDA represents adjusted net income before interest expense, income taxes, and depreciation and amortization expense.
Net gain (loss) on the tax receivable agreements represents the income (expense) associated with the change in estimate of amounts payable under the tax receivable agreements entered into in connection with APAM’s initial public offering and related reorganization.
Net investment gain (loss) of investment products represents the non-operating income (expense) related to the Company’s seed investments, in both consolidated investment products and unconsolidated investment products. Excluding these non-operating market gains or losses on seed investments provides greater transparency to evaluate the profitability and efficiency of the underlying operations of the business.

Exhibit 3
Artisan Partners Asset Management Inc.
Condensed Consolidated Statements of Financial Condition
(unaudited; in millions)

	As of
	June 30,	December 31,
	2019	2018
Assets
Cash and cash equivalents	$152.6	$160.5
Accounts receivable	87.2	67.7
Investment securities	21.8	18.1
Deferred tax assets	425.2	429.1
Assets of consolidated investment products	94.7	86.2
Operating lease assets	91.5	—
Other	55.7	43.4
Total assets	$928.7	$805.0

Liabilities and equity
Accounts payable, accrued expenses, and other	$94.1	$39.9
Borrowings	199.4	199.3
Operating lease liabilities	105.4	—
Amounts payable under tax receivable agreements	359.2	369.4
Liabilities of consolidated investment products	25.1	21.6
Total liabilities	783.2	630.2

Redeemable noncontrolling interests	38.3	34.3
Total stockholders’ equity	107.2	140.5
Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$928.7	$805.0

Exhibit 4
Artisan Partners Asset Management Inc.
Assets Under Management
(unaudited; in millions)

	For the Three Months Ended			% Change from [1]
	June 30,	March 31,	June 30,	March 31,	June 30,
	2019	2019	2018	2019	2018

Beginning assets under management	$107,803	$96,224	$114,816	12.0%	(6.1)%
Gross client cash inflows	4,715	$4,700	4,693	0.3%	0.5%
Gross client cash outflows	(5,220)	$(5,810)	(5,032)	10.2%	(3.7)%
Net client cash flows	(505)	(1,110)	(339)	54.5%	(49.0)%
Market appreciation (depreciation)	6,545	12,689	(287)	(48.4)%	NM
Ending assets under management	$113,843	$107,803	$114,190	5.6%	(0.3)%
Average assets under management	$110,201	$104,938	$115,784	5.0%	(4.8)%

	For the Six Months Ended		% Change from [1]
	June 30,	June 30,	June 30,
	2019	2018	2018

Beginning assets under management	$96,224	$115,494	(16.7)%
Gross client cash inflows	9,415	10,112	(6.9)%
Gross client cash outflows	(11,030)	(11,054)	0.2%
Net client cash flows	(1,615)	(942)	(71.4)%
Market appreciation (depreciation)	19,234	(362)	NM
Ending assets under management	$113,843	$114,190	(0.3)%
Average assets under management	$107,582	$117,035	(8.1)%

1 "NM" stands for Not Meaningful.

Exhibit 5
Artisan Partners Asset Management Inc.
Assets Under Management by Investment Team and Vehicle
(unaudited; in millions)

Three Months Ended		By Investment Team									By Vehicle
	Growth	Global Equity	U.S. Value	International Value	Global Value	Sustainable Emerging Markets	Credit	Developing World	Thematic	Total	Artisan Funds & Artisan Global Funds	Separate Accounts [1]	Total
June 30, 2019
Beginning assets under management	$30,832	$24,727	$7,170	$19,871	$18,449	$201	$3,383	$2,228	$942	$107,803	$51,951	$55,852	$107,803
Gross client cash inflows	1,120	1,358	110	603	277	3	409	579	256	4,715	3,081	1,634	4,715
Gross client cash outflows	(1,282)	(1,535)	(441)	(1,101)	(562)	(5)	(144)	(130)	(20)	(5,220)	(3,736)	(1,484)	(5,220)
Net client cash flows	(162)	(177)	(331)	(498)	(285)	(2)	265	449	236	(505)	(655)	150	(505)
Market appreciation (depreciation)	2,348	2,042	341	805	699	3	87	162	58	6,545	3,037	3,508	6,545
Net transfers[2]	—	—	—	—	—	—	—	—	—	—	(238)	238	—
Ending assets under management	$33,018	$26,592	$7,180	$20,178	$18,863	$202	$3,735	$2,839	$1,236	$113,843	$54,095	$59,748	$113,843
Average assets under management	$31,736	$25,468	$7,094	$19,857	$18,597	$198	$3,582	$2,529	$1,140	$110,201	$52,670	$57,531	$110,201

March 31, 2019
Beginning assets under management	$26,251	$22,967	$6,577	$17,681	$17,113	$179	$2,860	$1,993	$603	$96,224	$46,654	$49,570	$96,224
Gross client cash inflows	1,117	715	170	1,389	247	4	552	199	307	4,700	3,466	1,234	4,700
Gross client cash outflows	(1,485)	(1,387)	(395)	(996)	(870)	(2)	(217)	(405)	(53)	(5,810)	(4,113)	(1,697)	(5,810)
Net client cash flows	(368)	(672)	(225)	393	(623)	2	335	(206)	254	(1,110)	(647)	(463)	(1,110)
Market appreciation (depreciation)	4,949	2,432	818	1,797	1,959	20	188	441	85	12,689	5,944	6,745	12,689
Net transfers[2]	—	—	—	—	—	—	—	—	—	—	—	—	—
Ending assets under management	$30,832	$24,727	$7,170	$19,871	$18,449	$201	$3,383	$2,228	$942	$107,803	$51,951	$55,852	$107,803
Average assets under management	$29,241	$24,197	$7,179	$19,447	$18,533	$195	$3,160	$2,151	$835	$104,938	$50,594	$54,344	$104,938

June 30, 2018
Beginning assets under management	$30,871	$28,611	$8,195	$21,363	$20,195	$292	$2,658	$2,509	$122	$114,816	$57,950	$56,866	$114,816
Gross client cash inflows	1,301	1,044	285	719	406	10	568	295	65	4,693	3,084	1,609	4,693
Gross client cash outflows	(1,903)	(1,077)	(491)	(578)	(593)	(81)	(188)	(115)	(6)	(5,032)	(3,290)	(1,742)	(5,032)
Net client cash flows	(602)	(33)	(206)	141	(187)	(71)	380	180	59	(339)	(206)	(133)	(339)
Market appreciation (depreciation)	820	(514)	319	(487)	(258)	(24)	34	(183)	6	(287)	(317)	30	(287)
Net transfers[2]	—	—	—	—	—	—	—	—	—	—	(18)	18	—
Ending assets under management	$31,089	$28,064	$8,308	$21,017	$19,750	$197	$3,072	$2,506	$187	$114,190	$57,409	$56,781	$114,190
Average assets under management	$31,217	$28,792	$8,288	$21,537	$20,172	$277	$2,810	$2,529	$162	$115,784	$58,406	$57,378	$115,784

______________________________________
1 Separate account AUM consists of the assets we manage in or through vehicles other than Artisan Funds or Artisan Global Funds. Separate account AUM includes assets we manage in traditional separate accounts, as well as assets we manage in Artisan-branded collective investment trusts, in funds (both public and private) that we sub-advise, and in our own privately offered funds.
2 Net transfers represent certain amounts that we have identified as having been transferred out of one investment strategy, investment vehicle, or account and into another strategy, vehicle, or account.

Exhibit 6
Artisan Partners Asset Management Inc.
Assets Under Management by Investment Team and Vehicle
(unaudited; in millions)

Six Months Ended	By Investment Team										By Vehicle
	Growth	Global Equity	U.S. Value	International Value	Global Value	Sustainable Emerging Markets	Credit	Developing World	Thematic	Total	Artisan Funds & Artisan Global Funds	Separate Accounts [1]	Total
June 30, 2019
Beginning assets under management	$26,251	$22,967	$6,577	$17,681	$17,113	$179	$2,860	$1,993	$603	$96,224	$46,654	$49,570	$96,224
Gross client cash inflows	2,237	2,073	280	1,992	524	7	961	778	563	9,415	6,547	2,868	9,415
Gross client cash outflows	(2,767)	(2,922)	(836)	(2,097)	(1,432)	(7)	(361)	(535)	(73)	(11,030)	(7,849)	(3,181)	(11,030)
Net client cash flows	(530)	(849)	(556)	(105)	(908)	—	600	243	490	(1,615)	(1,302)	(313)	(1,615)
Market appreciation (depreciation)	7,297	4,474	1,159	2,602	2,658	23	275	603	143	19,234	8,981	10,253	19,234
Net transfers[2]	—	—	—	—	—	—	—	—	—	—	(238)	238	—
Ending assets under management	$33,018	$26,592	$7,180	$20,178	$18,863	$202	$3,735	$2,839	$1,236	$113,843	$54,095	$59,748	$113,843
Average assets under management	$30,494	$24,837	$7,136	$19,652	$18,565	$197	$3,372	$2,341	$988	$107,582	$51,635	$55,947	$107,582

June 30, 2018
Beginning assets under management	$30,628	$29,235	$8,765	$21,757	$19,930	$282	$2,554	$2,253	$90	$115,494	$57,349	$58,145	$115,494
Gross client cash inflows	2,583	2,090	535	1,651	1,598	17	920	626	92	10,112	7,622	2,490	10,112
Gross client cash outflows	(4,089)	(2,875)	(1,075)	(1,167)	(1,122)	(85)	(446)	(187)	(8)	(11,054)	(6,747)	(4,307)	(11,054)
Net client cash flows	(1,506)	(785)	(540)	484	476	(68)	474	439	84	(942)	875	(1,817)	(942)
Market appreciation (depreciation)	1,967	(386)	83	(1,224)	(656)	(17)	44	(186)	13	(362)	(561)	199	(362)
Net transfers[2]	—	—	—	—	—	—	—	—	—	—	(254)	254	—
Ending assets under management	$31,089	$28,064	$8,308	$21,017	$19,750	$197	$3,072	$2,506	$187	$114,190	$57,409	$56,781	$114,190
Average assets under management	$31,541	$29,236	$8,451	$21,750	$20,422	$286	$2,722	$2,490	$137	$117,035	$58,644	$58,391	$117,035

______________________________________
1 Separate account AUM consists of the assets we manage in or through vehicles other than Artisan Funds or Artisan Global Funds. Separate account AUM includes assets we manage in traditional separate accounts, as well as assets we manage in Artisan-branded collective investment trusts, in funds (both public and private) that we sub-advise, and in our own privately offered funds.
2 Net transfers represent certain amounts that we have identified as having been transferred out of one investment strategy, investment vehicle, or account and into another strategy, vehicle, or account.

Exhibit 7

Artisan Partners Asset Management Inc.
Investment Strategy AUM and Gross Composite Performance 1
As of June 30, 2019
(unaudited)

	Composite							Average Annual Value-Added [2] Since Inception (bps)
	Inception	Strategy AUM	Average Annual Total Returns (%)
Investment Team and Strategy	Date	(in $MM)	1 YR	3 YR	5 YR	10 YR	Inception
Growth Team
Global Opportunities Strategy	2/1/2007	$17,803	9.14%	16.69%	11.54%	16.34%	10.79%	579
MSCI All Country World Index			5.74%	11.62%	6.16%	10.14%	5.00%
Global Discovery Strategy	9/1/2017	$705	15.78%				18.09%	1,094
MSCI All Country World Index			5.74%				7.15%
U.S. Mid-Cap Growth Strategy	4/1/1997	$11,461	21.12%	17.74%	11.49%	17.12%	15.38%	510
Russell Midcap® Index			7.83%	12.16%	8.63%	15.15%	10.28%
Russell Midcap® Growth Index			13.94%	16.49%	11.10%	16.01%	9.53%
U.S. Small-Cap Growth Strategy	4/1/1995	$3,049	17.43%	22.30%	14.66%	18.69%	11.30%	217
Russell 2000® Index			(3.31)%	12.30%	7.06%	13.44%	9.13%
Russell 2000® Growth Index			(0.49)%	14.69%	8.62%	14.40%	7.86%
Global Equity Team
Global Equity Strategy	4/1/2010	$1,852	13.73%	17.42%	10.77%		13.22%	506
MSCI All Country World Index			5.74%	11.62%	6.16%		8.16%
Non-U.S. Growth Strategy	1/1/1996	$23,185	10.03%	11.30%	4.23%	10.14%	10.21%	550
MSCI EAFE Index			1.08%	9.11%	2.25%	6.90%	4.71%
Non-U.S. Small-Mid Growth Strategy	1/1/2019	$1,555					24.06%	1,145
MSCI All Country World Index Ex USA Small Mid Cap							12.61%
U.S. Value Team
Value Equity Strategy	7/1/2005	$2,560	2.05%	10.68%	6.55%	12.46%	8.17%	(83)
Russell 1000® Index			10.02%	14.15%	10.44%	14.76%	9.00%
Russell 1000® Value Index			8.46%	10.19%	7.46%	13.19%	7.40%
U.S. Mid-Cap Value Strategy	4/1/1999	$4,620	1.60%	9.71%	5.33%	12.75%	12.64%	322
Russell Midcap® Index			7.83%	12.16%	8.63%	15.15%	9.42%
Russell Midcap® Value Index			3.68%	8.95%	6.72%	14.55%	9.60%
International Value Team
Non-U.S. Value Strategy	7/1/2002	$20,178	3.46%	9.78%	4.19%	11.60%	11.69%	567
MSCI EAFE Index			1.08%	9.11%	2.25%	6.90%	6.02%
Global Value Team
Global Value Strategy	7/1/2007	$18,863	5.01%	11.73%	6.61%	13.60%	8.40%	396
MSCI All Country World Index			5.74%	11.62%	6.16%	10.14%	4.44%
Sustainable Emerging Markets Team
Sustainable Emerging Markets Strategy	7/1/2006	$202	3.82%	13.27%	5.79%	6.48%	5.83%	69
MSCI Emerging Markets Index			1.21%	10.66%	2.49%	5.81%	5.14%
Credit Team
High Income Strategy	4/1/2014	$3,672	6.41%	8.68%	7.09%		7.26%	229
ICE BofA Merrill Lynch U.S. High Yield Master II Total Return Index			7.58%	7.54%	4.69%		4.97%
Developing World Team
Developing World Strategy	7/1/2015	$2,839	20.05%	16.97%			11.31%	683
MSCI Emerging Markets Index			1.21%	10.66%			4.48%
Thematic Team
Thematic Strategy	5/1/2017	$860	18.54%				29.25%	1,684
S&P 500 Market Index (Total Return)			10.42%				12.41%
Other Assets Under Management[3]		$439

Total Assets Under Management		$113,843
______________________________________
1 We measure the results of our “composites”, which represent the aggregate performance of all discretionary client accounts, including mutual funds, invested in the same strategy except those accounts with respect to which we believe client-imposed restrictions may have a material impact on portfolio construction and those accounts managed in a currency other than U.S. dollars (the results of these accounts, which represented approximately 11% of our assets under management at June 30, 2019, are maintained in separate composites, which are not presented in these materials). Returns for periods less than one year are not annualized.

Exhibit 7

2 Value-added is the amount in basis points by which the average annual gross composite return of each of our strategies has outperformed the broad-based market index most commonly used by our clients to compare the performance of the relevant strategy. Value-added for periods less than one year is not annualized. The Artisan High Income Strategy may hold loans and other security types that may not be included in the ICE BofA Merrill Lynch U.S. High Yield Master II Total Return Index. At times, this causes material differences in relative performance. The Global Equity, Global Discovery and Thematic strategies’ investments in initial public offerings (IPOs) made a material contribution to performance. IPO investments may contribute significantly to a small portfolio’s return, an effect that will generally decrease as assets grow. IPO investments may be unavailable in the future.
3 Other Assets Under Management includes AUM managed by the Credit Team in the Credit Opportunities strategy and by the Thematic Team in the Thematic Long/Short strategy, respectively. Strategy specific information has been omitted.